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                                                                     EXHIBIT 7.4


                        NEXELL THERAPEUTICS INC. f/k/a
                          VIMRX PHARMACEUTICALS INC.

                                   SERIES 2

                   6.50% Convertible Subordinated Debenture

                             Due November 30, 2004



                       Principal Amount: $10,961,512.50




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                     This Debenture and the shares of
                Common Stock issuable upon its conversion have not been registered under the Securities Act of 1933, as amended (the "Act"), and may be transferred only in compliance with the provisions thereof.

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          NEXELL THERAPEUTICS INC. f/k/a VIMRX PHARMACEUTICALS INC., a
corporation duly organized and existing under the laws of the State of Delaware (the "Company"), which term includes any successor corporation succeeding to the Company, for value received, hereby promises to pay to Baxter Healthcare Corporation ("Baxter") or registered assigns (the "Holder"), the principal amount of $10,961,512.50 on November 30, 2004, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts, by check mailed and addressed to the Holder at the address shown on the register maintained by the Company for such purpose and to pay interest on the unpaid principal amount hereof from the date hereof at the rate of six and one-half (6.5%) percent per annum,
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compounded annually, in like coin or currency by check likewise mailed and addressed to the Holder at said address. Payments of accrued interest and one-third of the original principal balance of this Debenture shall be made annually on the 30th day of November in each year, commencing November 30, 2002, until the principal amount thereof shall have been paid in full. The Company also promises to pay interest on any overdue principal and (to the extent payment of such interest is enforceable under applicable law) on any overdue installment of interest, at the rate of ten (10%) percent per annum, compounded annually, until paid, payable annually from and after November 30, 2002 as aforesaid.

          1. The Debentures. This Debenture is one of two Debentures of the Company of like tenor and maturity (except as to the conversion of such Debentures) designated as its 6.50% Convertible Subordinated Debentures (the "Debentures"), one labeled "Series 1" in the denomination of $21,923,025.00, and the other labeled "Series 2" in the denomination of $10,961,512.50, with both maturing on November 30, 2004, and with both bearing interest payable at the same rate and on the same annual dates for the principal amount of such Debenture.

          2.   Exchange; Replacement of Debentures.

               2.1. The Holder of this Debenture, or of a Debenture or Debentures substituted therefor pursuant to the provisions of this Section 2, at the option of such Holder may, in person or by duly authorized attorney, surrender the same for exchange at the offices of the Company, and, within a reasonable time thereafter, and without expense (except as provided below), receive in exchange therefor a Debenture or Debentures dated as of the date to which interest has been paid on the Debenture or Debentures so surrendered, or if such surrender is prior to the date on which the first interest payment hereon is due, then dated the date hereof, and payable to such person or persons as may be designated by such Holder, for the same aggregate principal amount as the then unpaid principal amount of the Debenture or Debentures so surrendered. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such exchange or transfer.

               2.2. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Debenture, and of indemnity or security satisfactory to it (except that the Company shall not require the posting or delivery of any indemnity bond or surety) , and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Debenture, if mutilated, the Company will make and deliver a new Debenture of like tenor, in lieu of this Debenture, subject, however, to Section 7 hereof. Any Debenture made and delivered in accordance with the provisions of this Section 2.2 shall be dated as of the date to which interest has been paid on this Debenture, or if made and delivered prior to the date on which the first payment of interest hereon is due, then dated the date hereof.

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          3.   Conversion of Debenture.

               3.1. Conversion. With the prior written consent of the Company, which may be granted or withheld in its sole discretion, the Holder may elect, on or after 5:00 p.m., New York Time, on November 30, 2002 (any such date of conversion, the "Conversion Date"), to convert all or any part of the outstanding principal amount of this Debenture into fully paid and non-assessable shares of the Company's common stock, $.001 par value (the "Common Stock", and the shares of Common Stock issuable upon conversion of this Debenture being hereinafter called the "Shares") at the conversion price of ninety-five percent (95%) of the average closing prices of the Common Stock on the thirty (30) trading days preceding, but not including, the Conversion Date, as reported by the Nasdaq National Market (or such other market which is on the Conversion Date the principal market by trading volume for the Common Stock) (the "Conversion Price"). All of such Shares shall be deliverable to the Holder upon presentation and surrender of this Debenture to the Company at its principal office. In the event the Holder converts this Debenture in accordance with this Section 3.1, notwithstanding the failure of the Holder to so deliver this Debenture for conversion, the conversion into Shares shall nevertheless be effective for all purposes, and no further interest shall accrue on the converted portion of this Debenture, nor shall any principal be payable hereon except as to any unconverted portion, which shall be paid as set forth in the preamble to this Debenture.

               3.2. Delivery of Shares. As promptly as practicable after the date upon which this Debenture is received by the Company following the Conversion Date, the Company shall issue and deliver to the Holder a certificate for the number of full Shares issuable upon such conversion.

               3.3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon conversion or partial conversion of this Debenture. With respect to any fraction of a share which would otherwise be issuable upon any such conversion, the Company shall issue one additional full Share.

               3.4. Accrued Interest on Conversion. The Company shall pay in cash accrued interest on this Debenture that is converted through the date prior to the Conversion Date.

               3.5. Recapitalization, Merger and Sale of Assets. In the case of any recapitalization, reclassification or change of the Company's outstanding shares of Common Stock (other than a change in par value or from par value to no par value, or as a result of a subdivision or combination), or in the case of any consolidation or merger to which the Company is a party (other than a merger or consolidation where the Company is the surviving corporation and which does not result in any recapitalization, reclassification or change other than as previously stated), or in the case of any sale, or conveyance of all, or substantially all, of the property, assets, business and goodwill of the Company as an entirety, provision shall be made, as part of the terms of any such recapitalization, reclassification, consolidation, merger, sale or conveyance, as to enable

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the Holder of this Debenture (in the principal amount hereof then outstanding)
to receive upon conversion, at the Conversion Price in effect at the time of conversion and subject to the adjustments as herein provided, the same kind, class and number of shares and other securities and property and/or cash issued or paid as the Holder would have been entitled to receive had this Debenture been converted immediately prior to the consummation of such recapitalization, reclassification, consolidation, merger, sale or conveyance. In this situation, the Conversion Price shall be deemed to be ninety-five percent (95%) of the value of the consideration received by the holder of a share of Common Stock upon such occurrence.

               3.6. Reservation of Shares. The Company shall at all times reserve and keep available for issuance and/or delivery upon conversion of this Debenture, such number of shares of its Common Stock as shall be required for issuance upon conversion of this Debenture after giving effect to any adjustments required hereunder.

          4.   Redemption.

               4.1. The Company may, at its option and then only if agreed to at the sole discretion of the Holder, at any time redeem all but not less than all, of the Debentures at a redemption price (the "Redemption Price") equal to 105% of the principal amount thereof prior to the November 30, 1999 or 103% of the principal amount thereof prior to November 30, 2001 or the principal amount thereof after November 30, 2001, plus in each case interest accrued to the date fixed for redemption (any such date of redemption, the "Redemption Date").

               4.2. Not less than 30 days prior to the Redemption Date a notice (the "Redemption Notice") specifying the Redemption Date shall be given by registered or certified mail, return receipt requested, to the holders of record of the Debentures (including the Holder) at their respective addresses as the same shall appear on the books of the Company. Any Redemption Notice which was mailed to the Holder in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

               4.3. Not more than three business days after receipt of the original of this Debenture from the Holder, the Company shall send to the Holder by registered or certified mail addressed to such holder at the address to which the Redemption Notice was sent, a certified or cashier's check equal to the Redemption Price of such holder's Debenture which shall thereafter not be outstanding for any purpose.

          5.   Subordination.

               5.1. The payment of the principal of and premium and interest on this Debenture is expressly subordinated to the payment of all Senior Indebtedness, as hereinafter defined, and, by acceptance of this Debenture, the Holder hereof agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, to be bound by the provisions hereof and authorizes and directs the Company on his behalf to

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take such action as may be necessary or appropriate to effectuate the subordination as provided herein and appoints the Company his attorney-in-fact for any and all such purposes. "Senior Indebtedness" means all obligations of the Company to any person whose business includes the lending of money to commercial enterprises, which such person is subject to the jurisdiction of any federal or state regulatory agency that grants licenses for the purposes of such person to conduct such business.

               5.2. Upon any distribution of assets of the Company pursuant to any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company or otherwise, the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof and premium, if any, and the interest due thereon before the Holder of this Debenture becomes entitled to receive any payment upon the principal of (and premium, if any) or interest on indebtedness evidenced by this Debenture; and upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Indebtedness that may at any time be outstanding) to which the Holder of this Debenture would be entitled except for the provisions of this Section 5 shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, direct to the holders of Senior Indebtedness or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and premium, if any, and interest on the Senior Indebtedness held or represented by each, to the extent necessary to pay in full all Senior Indebtedness.

               5.3. If any Senior Indebtedness shall be declared in default, as defined in the instruments creating such Senior Indebtedness, and such default shall be continuing, or such Senior Indebtedness shall become due and payable by lapse of time, acceleration or otherwise, then all principal of and premium, if any, and interest on all such matured Senior Indebtedness shall first be paid in full, or such payment shall have been duly provided for, before any payment on account of principal of or premium, if any, and interest is made by the Company on this Debenture.

               5.4. Nothing contained in this Debenture shall prevent the Company, except at any time during the pendency of any dissolution, winding up, liquidation or reorganization proceedings referred to in Section 5.2, or under the conditions described in Section 5.3, from making payments at any scheduled time, of interest on this Debenture.

               5.5. No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the

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Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have to be otherwise charged with.

          6.   Default.

               6.1. Definition. The term "default" wherever used in this Debenture shall mean one of the following events:

               (a) The failure of the Company for a period of 15 days to pay any installment of principal or interest on this Debenture when and as the same shall become due and payable, notwithstanding the subordination provisions hereof, except that failure to make any payment of principal when prohibited by Section 5 shall not constitute an event of default;

               (b) The entry by a court of competent jurisdiction of a decree or order (i) approving a petition seeking the reorganization of the Company under the Federal bankruptcy laws or any other similar applicable law or statute of the United States of America or any State thereof, or (ii) appointing a trustee or receiver of the Company or of all or any substantial part of its property upon the application of any creditor in any insolvency or bankruptcy proceeding or other creditor's suit, and such decree or order shall have continued undischarged for an aggregate period of 90 days; or

               (c) The adjudication of the Company as a bankrupt by a court of competent jurisdiction; or the filing by the Company of a petition in voluntary bankruptcy or the making by it of an assignment for the benefit of creditors or the consenting by it to the appointment of a receiver or receivers of all or any substantial part of the property of the Company; or the filing by the Company of a petition or answer seeking reorganization under the Federal bankruptcy laws or any other similar applicable law or statute of the United States of America or any State thereof; or the filing by the Company of a petition to take advantage of any debtor's act.

               6.2. Rights of Holder to Accelerate. If any one or more of the foregoing defaults shall happen, then during the continuance of any such default, the Holder hereof, by notice in writing to the Company, may declare the principal of this Debenture to be due and payable, and upon any such declaration the same shall become and be immediately due and payable. However, the right to actual payment shall continue to be subject to the subordination provisions of
Section 5 and any prior rights of the holders of any Senior Indebtedness.

          7.   Compliance with the Securities Act of 1933.

               7.1. Disposition of Debenture and/or Shares. Subject to the Holder's rights, if any, under the Registration Rights Agreement, dated as of December

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17, 1997, between the Company and Baxter, as amended (the "Registration Rights
Agreement"), this Debenture and/or the Shares issued upon conversion hereof may not be sold or otherwise disposed of except as follows:

               (a) To a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Debenture or the Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 7 with respect to any resale or other disposition of such securities unless, in the opinion of counsel, such agreement is not required; or

               (b) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

               7.2. Legending of Certificates. Subject to the Holder's rights, if any, under the Registration Rights Agreement, each certificate for the Shares or for any other security issued or issuable upon conversion of this Debenture shall contain a legend on the face thereof, in form and substance satisfactory to counsel to the Company, setting forth the restrictions on transfer thereof contained in this Section 7.

          8. Registered Owner. The Company may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof (whether or not this Debenture or interest hereon shall be overdue) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          9. Section and Other Headings. Section and other headings in this Debenture are for convenience of reference only and shall not affect the meaning or interpretation of this Debenture.

          10. Applicable Law. This Debenture shall be construed and enforced in accordance with the laws of the State of Delaware.

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          IN WITNESS WHEREOF, the Company has duly caused this Debenture to be signed in its name by its Chief Executive Officer by his manual signature or a facsimile thereof, and the corporate seal to be imprinted hereon.


Dated:  May 28, 1999          NEXELL THERAPEUTICS INC. f/k/a
                              VIMRx PHARMACEUTICALS INC.


                                 /s/ Richard L. Dunning
                              By:_______________________________
                                 Richard L. Dunning
                                 Chief Executive Officer


/s/ Lowell S. Lifschultz
_________________________
Lowell S. Lifschultz
Secretary

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                                ASSIGNMENT FORM



          FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers the within Debenture, subject to the provisions of
Section 7 thereof, unto ____________________________________________________
                           (Please typewrite or print in block letters)
with an address of  ________________________________________________________
and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer the same on the books of the Company with full power of substitution in the premises.

                                   Signature_________________________________


Dated:_________________________

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                                CONVERSION FORM



                                                    Dated: _____________________

          The undersigned hereby surrenders the within Debenture for conversion into Common Stock, $.001 par value ("Common Stock"), of Nexell Therapeutics Inc. f/k/a VIMRx Pharmaceuticals Inc. (the "Company") to the extent of the full principal amount thereof.

          The undersigned hereby acknowledges that, unless registered pursuant to a certain Registration Rights Agreement, dated as of December 17, 1997, between the Company and Baxter Healthcare Corporation, as amended (the "Registration Rights Agreement"), the shares of Common Stock issuable upon such conversion will not be registered under the Securities Act of 1933, as amended (the "Act"), and (ii) may not be resold except in accordance with the requirements of such Act, including Rule 144 thereunder, if applicable. Unless registered pursuant to the Registration Rights Agreement, the undersigned further consents to the placing of a legend on the certificates for the shares of Common Stock to be issued upon such conversion to the foregoing effect.

Name____________________________________________________________________________
           (Please typewrite or print in block letters.)

Address_________________________________________________________________________

________________________________________________________________________________


                                       Signature________________________________

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